CleanSpark Names New Chief Financial Officer

Gary A. Vecchiarelli, CPA, succeeds outgoing CFO Lori Love

LAS VEGAS, December 15, 2021 — CleanSpark, Inc. (Nasdaq: CLSK) (the "Company" or "CleanSpark"), a sustainable bitcoin mining and energy technology company, today announced that its board of directors has appointed Gary A. Vecchiarelli Chief Financial Officer of the Company. Vecchiarelli succeeds outgoing CFO, Lori Love.

Vecchiarelli, a certified public accountant in Nevada and California, possesses more than two decades of technical, operational, and strategic experience in finance and accounting. He has held senior positions with multiple publicly traded, high-growth companies, where he specialized in strategic planning, mergers and acquisitions, and debt financing.

“Gary is a great addition to CleanSpark,” said Zach Bradford, CEO. “We believe his substantial experience with capital markets and his ability to effectively lead and communicate strategic priorities will bring immediate value to shareholders.”

Vecchiarelli was most recently Chief Financial Officer for Imatrex, a high-tech medical imaging solutions company. Previously, he led finance operations for Golden Entertainment and Galaxy Gaming. Vecchiarelli brings deep experience in public accounting to CleanSpark, most notably for his role in opening BDO’s Las Vegas audit practice. During his tenure in public accounting, his clients ranged in size from $50 million to over $1 billion in various industries.

“CleanSpark is at an incredible stage of development, transforming energy-intensive bitcoin mining into a sustainable and efficient enterprise, all while protecting shareholder value.” Vecchiarelli said. “I’m thankful for the Board’s confidence and I look forward to leading the teams that have worked so diligently to advance CleanSpark’s standing on the global stage.”

Vecchiarelli begins his tenure effective today. Love will work in a limited capacity during the transition.

The Company engaged a national executive search firm and chose Vecchiarelli from a pool of exceptional candidates.

“Gary quickly rose to the top of our list based on his work with high-growth companies. He brings substantial institutional experience and leadership to CleanSpark. His extensive audit experience will streamline our internal controls and reporting procedures,” said Matthew Schultz, CleanSpark’s Executive Chairman. “We look forward to having him on the team.”

About CleanSpark

CleanSpark, Inc., a Nevada corporation, is a sustainable bitcoin mining and energy technology company that is solving modern energy challenges. For more information about the Company, please visit the Company's website at https://www.cleanspark.com/investor-relations.

Forward-Looking Statements

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding the expectations, beliefs, plans, intentions and strategies of the Company. The Company has tried to identify these forward-looking statements by using words such as "expect," "target," "anticipate," "believe," "could," "should," "estimate," "intend," "may," "will," "plan," "goal" and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, without limitation: the successful deployment of energy solutions for residential and commercial applications; the fitness of the Company's energy hardware, software and other solutions for this particular application or market; the success of its digital currency mining activities; the expectations of future revenue growth may not be realized; ongoing demand for the Company's software products and related services; the impact of global pandemics (including COVID-19) on logistics and shipping and the demand for our products and services; and other risks described in the Company's prior press releases and in its filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in the Company's Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release (including any forward-looking statements contained herein) to reflect events or circumstances after the date hereof.

Investor Relations Contact:

Matt Schultz

ir@cleanspark.com

Media Contacts:

Isaac Holyoak

pr@cleanspark.com

BlocksBridge Consulting

Nishant Sharma

cleanspark@blocksbridge.com

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